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                                                                    EXHIBIT 23.1

                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]

                                  May 31, 2000

Re: Rediff.com India Limited, Registration Statement on Form F-1 (the "Registration Statement")

     We hereby consent to the reference to our firm under the caption "Validity of Securities" in the prospectus included as part of the Registration Statement and any amendments thereto.

                                      /s/ WILSON SONSINI GOODRICH & ROSATI, P.C.

                                      WILSON SONSINI GOODRICH & ROSATI
                                      Professional Corporation